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                                                                    EXHIBIT 99.3
                                                                October 18, 1999

             NORTEL NETWORKS TO ACQUIRE CLARIFY FOR US$2.1 BILLION,
              ESTABLISHES FIRST MOVER ADVANTAGE IN CREATING SECOND
                                WAVE OF eBUSINESS

     To Redefine Customer Experience by Unifying High-Performance Internet,
         Personalized Customer Interactions, and Front Office Solutions

SAN JOSE, California - Nortel Networks* [NYSE/TSE: NT] and Clarify Inc. [NASDAQ:
CLFY] announced a definitive merger agreement whereby Nortel Networks will acquire Clarify, the world's second largest provider of front office solutions for eBusiness. Nortel Networks, a world leader in communications, networking and Internet Protocol (IP) solutions, will pay an estimated US$2.1 billion in its common shares for all of the common shares of Clarify, on a fully diluted basis.

The combination of Nortel Networks and Clarify creates a new industry leader in technologies, applications, and services that will drive the second wave of eBusiness. The first wave of eBusiness focused on individual transactions that changed how companies worked. Together, the combined companies will drive the second wave, focused on the customer, by enabling personalized interactions and a complete experience that leverages the high-performance Internet.

"The top business imperative is developing eBusiness strategies that create lasting customer relationships," said F. William Conner, executive vice president and recently announced president, Enterprise Solutions, Nortel Networks. "Together we will provide a new customer experience by unifying the high performance Internet with front office solutions and customer interactions of all kinds. This will deliver greater returns on customer relationships for enterprises and service providers worldwide."

"Nortel Networks' global reach and market leadership in the convergence of the Internet and communications, combined with Clarify's leadership in front office software, creates a first mover in this new wave of eBusiness," said Tony Zingale, CEO and president of Clarify. "Nortel Networks and Clarify's common commitment to building a new class of customer relationships will create awesome value for our customers, partners and employees."

As a result of this acquisition, enterprises and service providers will be able to anticipate and respond to customer needs, personalize interactions, and increase customer loyalty. The combined company will enable a single view of the total customer experience across sales, marketing, and service while leveraging all customer touch points - phone, fax, web, e-mail and in person.

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Upon completion of the transaction, Clarify will become a wholly owned subsidiary of Nortel Networks. Clarify will continue to be headquartered in San Jose, California and CEO and President Tony Zingale will continue to lead the business. On completion of the acquisition, Nortel Networks will have more than 4,000 employees in Silicon Valley.

Under the terms of the agreement, Clarify shareholders will receive a fixed exchange ratio of 1.3 Nortel Networks common shares for each share of Clarify common stock. Based on the closing price of US$52.69 per common share of Nortel Networks on Friday, October 15, 1999, this represents a price of US$68.49 per share of Clarify and an aggregate price of US$2.1 billion for the common shares of Clarify on a fully diluted basis.

The transaction, which is expected to close in the first quarter of 2000, will be tax-free to Clarify's United States shareholders. The transaction is expected to be neutral to Nortel Networks' earnings per share in calendar year 2000 and accretive in 2001 (excluding acquisition-related charges in both cases). The boards of directors of both companies have approved the transaction. In addition, Clarify has agreed to grant Nortel Networks an option to purchase up to 19.9% of its outstanding common shares. The completion of the transaction is subject to customary regulatory approvals and the approval of Clarify shareholders.

CLARIFY ANNOUNCES PRELIMINARY RESULTS
Clarify is a global provider of enterprise solutions for managing customer relationships in companies across virtually every industry. In a separate announcement today, Clarify announced preliminary results for its third quarter including revenues of approximately US$62 to US$63 million and earnings per share above consensus estimates. Revenues for Clarify's fiscal year ended in December 1998 were US$130.5 million. Clarify has almost 800 employees in the Americas, Europe, and Asia. The company pioneered the first integrated suite of front office applications, and was the first to introduce a number of key innovations such as web self-service that personalize every customer interaction.

Founded in 1990, Clarify Inc. is the world's second largest front office software provider. Clarify eFrontOffice combines customer relationship management and eBusiness capabilities in a single solution allowing companies to quickly deploy e-business sales, marketing and service initiatives. Clarify is the choice of leading corporations including Best Buy, British Telecommunications, Compaq, E*Trade, First USA, General Electric, giggo.com, Gillette, H&R Block, Microsoft, and Prudential. Clarify has strategic alliances with Ernst & Young, KPMG, and PricewaterhouseCoopers. The company has a direct sales and service organization with offices in Asia Pacific, Europe, North America and South America. Contact Clarify at 1-408-965-7000, via e-mail at info@clarify.com or on the web at www.clarify.com.

Nortel Networks delivers value to customers around the world through Unified Networks* solutions, spanning mission-critical telephony and IP-optimized networks. Customers include public and private enterprises and institutions; Internet service providers; local, long-distance, cellular and PCS communications companies, cable television carriers, and utilities.

Nortel Networks' common shares are listed on the New York, Toronto, Montreal and London stock exchanges. Nortel Networks had 1998 revenues of US$17.6 billion and has approximately 70,000 employees worldwide.

Credit Suisse First Boston acted as financial advisor to Nortel Networks in this transaction and Morgan Stanley Dean Witter represented Clarify.

Certain information included in this press release is forward-looking and is

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subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the impact of rapid technology change and voice and data convergence; price and product competition; international growth, foreign exchange, and interest rates; general industry and market conditions and growth rates; unanticipated impact of Year 2000 issues; and the impact of consolidations in the telecommunications industry. For additional information with respect to certain of these and other factors, see the reports filed by Nortel Networks and Clarify Inc. with the United States Securities and Exchange Commission, specifically the most recent reports on Form 10-K. Nortel Networks and Clarify Inc. disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

* Nortel Networks, the Nortel Networks logo, the Globemark, Unified Networks, and How the world shares ideas are trademarks of Nortel Networks.
* Clarify Inc is a registered trademark and the Clarify logo is a trademark of Clarify Inc.

Take part in our web cast at 5:30 p.m. EDT, Monday, October, 18, 1999 at http://www.nortelnetworks.com/pressconf101899 or call 1-800-728-4629 in the U.S. or 416-641-6680 internationally. To listen to a replay of the conference, call 905-863-5885, pass code: 13354375#

CONTACT FOR PRESS AND ANALYSTS:

       Media:
       David Chamberlin                        Susan MacCall
       Nortel Networks                         Clarify Inc.
       972-685-4648                            (408) 965-7581
       ddchamb@nortelnetworks.com              smaccall@clarity.com

       Investor Relations:
       Angela McMonagle                        Willa Patch
       Nortel Networks                         Clarify Inc.
       905-863-6044                            (408) 965-7630
       mcmona@nortelnetworks.com

Or visit Nortel Networks' website at www.nortelnetworks.com and Clarify's website at www.clarify.com.